Exhibit 10(b)

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 2, 2010, by and between Laxai Pharma, Ltd, an Israeli company formerly known as NexGen Biofuels Ltd., and trading on the OTC Bulletin Board under the symbol “NXGNF” (the “Company”), and UTA Capital LLC, a Delaware limited liability company (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, a senior secured bridge note, substantially in the form of Exhibit A attached hereto (the “Note”), in the aggregate principal amount of $1,440,000 (the “Principal Amount”); and

WHEREAS, to induce the Purchaser to purchase the Note, the Company has agreed to issue to the Purchaser a warrant (the “Warrant”) to purchase the Company’s ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”), as set forth in the warrant agreement substantially in the form of Exhibit B attached hereto (the “Warrant”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

1.

Sale and Purchase of the Notes and Warrants.

1.1

Sale and Issuance of Notes.  Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at Closing (as defined below), and the Company agrees to sell and issue to the Purchaser, a Note in the Principal Amount.  The purchase price of the Note shall be equal to $1,200,000 (the “Purchase Price”).

1.2

Issuance of Warrants.  Subject to the terms and conditions of this Agreement, the Company shall issue a Warrant to purchase 5,800,000 Ordinary Shares of the Company to the Purchaser at the Closing.

2.

Closing.

2.1

Time and Place. The closing of the sale and purchase of the Notes and Warrants representing the Principal Amount shall take place at the offices of Seyfarth Shaw LLP, 620 Eighth Avenue, New York, NY 10018, at 10:00 a.m., local time, on the date hereof, or at such later time or date as the Purchaser and the Company may mutually agree in writing (the “Closing”).  The date upon which the Closing shall occur is herein called the “Closing Date”. On the Closing Date, the Purchaser shall pay to the Company the Purchase Price via federal funds wire transfer(s) of immediately available funds, in accordance with written instructions provided to Purchaser prior to the date hereof.

3.

Shareholder Pledge and Security Agreement; Membership Interest Pledge and Security Agreement; Shareholder Guarantee; Company Pledge and Security Agreement; Subsidiary Guarantee, Pledge and Security Agreement.

3.1

Shareholder Pledge and Security Agreement; Membership Interest Pledge and Security Agreement; Shareholder Individual Guarantee.  At Closing, the Company’s Chairman/CEO shall:

(a)

enter and cause RACA Investors, L.P., a limited partnership (“Raca”) and all other partners of Raca to enter into a Shareholder Pledge and Security Agreement, substantially in the form of Exhibit C-1 attached hereto (the “Shareholder Pledge and Security Agreement”) pledging, as security in favor of the Purchaser for the obligations of the Company under the Note, 31,151,842 ordinary shares of the Company held by Raca (collectively, the “Shareholder Pledged Shares”);

(b)

enter and cause International Capital Partners, LLC, a limited liability company (“ICP”), and all other members of ICP to enter into a Membership Interest Pledge and Security Agreement, substantially in the form of Exhibit C-2 attached hereto (the “Membership Interest Pledge and Security Agreement”) pledging, as security in favor of the Purchaser for the obligations of the Company under the Note, 100% of ICP’s membership interest in Mid America Bio Energy & Commodities, LLC, and having an original cost basis of not less than US $1 million. (the “Membership Pledged Interest”); and

(c)

enter into an Individual Guarantee in the form of Exhibit C-3 attached hereto (the “Individual Guarantee”), guaranteeing all of the Company’s obligations under the Note.

3.2

Company Pledge and Security Agreement with Respect to Certain Subsidiary Shares and Company Accounts Receivable.  At Closing, the Company shall enter into a Pledge and Security Agreement, substantially in the form of Exhibit D attached hereto (the “Company Pledge and Security Agreement”),

(a)

pledging, as security in favor of the Purchaser for the obligations of the Company under the Note, all of the shares of capital stock of OSR Holding Corp, a subsidiary of the Company (“OSR Holding”) held by the Company, representing 100% of the issued and outstanding shares of capital stock of OSR Holding; and

(b)

granting, as additional security in favor of the Purchaser for the obligations of the Company under the Note, a first priority perfected security interest in and lien on any and all accounts receivable, contracts and chattel paper of the Company.

3.3

Subsidiary Guarantee, Pledge and Security Agreements.  At Closing, the Company shall cause OSR Holding to enter into a Guarantee, Pledge and Security Agreement, substantially in the form of Exhibit E attached hereto (the “Subsidiary Guarantee, Pledge and Security Agreement”),

(a)

guaranteeing all of the Company’s obligations under the Note;

(b)

granting, as security in favor of the Purchaser for the obligations of OSR Holding under the Subsidiary Guarantee, Pledge and Security Agreement, a first priority perfected security interest in and lien on all of the accounts receivable, contracts and chattel paper of OSR Holding, and in the Security Account established pursuant to the Lockbox Account Agreement (each as defined herein),

(c)

agreeing not to transfer, pledge or encumber any of its assets other than accounts receivable in favor of a Credit Facility Lender (as hereinafter defined); and

(d)

entering into a Lockbox Account Agreement in customary form satisfactory to Purchaser and consistent with Section 14.1 of this Agreement, among the Purchaser as lender, OSR Holding as guarantor and pledgor, and a banking institution as depository (the “Lockbox Account Agreement”).

4.

Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser as follows (which representations and warranties shall be deemed to apply, where appropriate, to any direct or indirect subsidiary of the Company (each, a “Subsidiary”), including without limitation, OSR Holding), as of the Closing Date:

4.1

Subsidiaries.  The Company has no Subsidiaries other than OSR Holding.  Except as disclosed in Schedule 4.1 or as specifically disclosed in the SEC Reports (as hereinafter defined) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction (each, a “Lien”) and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued, fully paid and non-assessable and free of preemptive and similar rights.

4.2

Organization and Qualification.  The  Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a (a) a material adverse effect on the results of operations, assets, prospects, business condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (b) a material and adverse impairment of the Company’s ability to perform its obligations under any of the Transaction Documents, or (c) a material and adverse effect on the legality, validity or enforceability of any of the Transaction Documents (a “Material Adverse Effect”).

4.3

Authorization; Enforcement.  The Company and each Subsidiary has the requisite corporate authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of the Transaction Documents to which it is a party by the Company or any Subsidiary and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company or the Subsidiary and no further consent or action is required by the Company, its Board of Directors or its shareholders.  The Transaction Documents to which it is a party has been (or in the case of Warrants will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (b) the effect of rules of law governing the availability of specific performance and other equitable remedies.

4.4

No Conflicts.  The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (a) conflict with or violate any provision of the Company’s or any Subsidiary’s memorandum or articles of association, certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, (c) result in any Lien on assets or on property of the Company, or (d) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 5.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including any market (such as the OTC Bulletin Board or Pink Sheets LLC) on which the Ordinary Shares are listed or quoted for trading on the date in question, as applicable (the “Trading Markets”)), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

4.5

The Securities. The Notes, the Warrants and the equity securities issuable upon exercise thereof (collectively, the “Securities”) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Purchaser).  The Company has reserved from its duly authorized ordinary shares the maximum number of securities issuable upon exercise of the Warrant (the “Warrant Shares”).  The Ordinary Shares initially issuable upon exercise of the Warrants will, immediately following the acquisition by OSR Holding of the assets of OSR Solutions and the Closing under this Agreement, represent not less than nor more than 9.9% of the fully-diluted common stock equivalents of the Company, and shall thereafter also be issuable for such additional ordinary shares as shall represent 9.9% of such additional ordinary shares equivalents as may be issued or issuable (i) to the seller or beneficial owners of the seller at the closing of the OSR Acquisition, (ii) as deferred or contingent purchase price in the OSR Acquisition which is converted or made convertible into equity of the Company within five months of the date of this Warrant or which, without regard to that time limitation, is pursuant to the Option Agreement dated as of March 1, 2010 from the Company to OSR Solutions, Inc., (iii) as a current or future conversion to equity within five months of the date of this Warrant of any debt initially issued to the seller in the OSR Acquisition, and/or (iv) to the purchasers of the first $240,000 of equity of the Company issued after the date of this Warrant. The offer, issuance and sale of the Note, the Warrant and the Warrant Shares pursuant to the Transaction Documents are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

4.6

Capitalization.  (i) As of the date of the Agreement, the aggregate number of shares and type of all authorized, issued and outstanding classes of shares, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of the Company) is set forth in Schedule 4.6 hereto.  All outstanding shares are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws.  The Company has outstanding only those Options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any ordinary shares, or securities or rights convertible or exchangeable into ordinary shares as set forth on Schedule 4.6.  (ii) Except as set forth on Schedule 4.6 hereto, and except for customary adjustments as a result of share dividends, share splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue ordinary shares or other securities to any Person (as defined in Section 4.26 hereof) (other than the Purchaser) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.  To the knowledge of the Company, except as disclosed in Schedule 4.6 hereto, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding ordinary shares.

4.7

SEC Reports; Financial Statements; No Material Adverse Effect; Solvency.  Except as set forth on Schedule 4.7 or as specifically disclosed in the SEC Reports, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, and including all Current Reports on Form 8-K describing the proposed or consummated acquisition by the Company of the acquisition of the assets and assumption of certain liabilities of OSR Solutions, Inc. by OSR Holding (the “OSR Acquisition”), together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required, are being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the schedules to this Agreement, the “Disclosure Materials”.  As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in Schedule 4.7 hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock-based plans.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below).  For purposes of this Section 4.7, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 4.26 hereof), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

4.8

Absence of Litigation.  Except as described in Schedule 4.8 or as specifically disclosed in the SEC Reports, there is no action, suit, claim, or Proceeding (as defined below), or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect. For the purposes hereof, “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, or a partial proceeding, such as a deposition), whether commenced or threatened in writing.

4.9

Compliance.  Except as described in Schedule 4.9, neither the Company nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (a) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority.

4.10

Title to Assets.  The Company and the Subsidiaries own no real property except as described in Schedule 4.10.  The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases as to which the Company and the Subsidiaries are in material compliance.

4.11

No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor, to the Company’s knowledge after due inquiry, any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Purchaser or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement.  The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement.

4.12

Private Placement.  Neither the Company nor, to the Company’s knowledge after due inquiry, any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby, or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.  The sale and issuance of the Securities hereunder does not contravene the rules and regulations of any Trading Market on which the Common Stock is listed or quoted.

4.13

Company not an “Investment Company”. The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

4.14

Form S-1/S-3 Eligibility.  The Company is eligible to register the Warrant Shares for resale by the Purchaser using Form S-1 promulgated under the Securities Act. Upon the   effectiveness of any Company application to list its Ordinary Shares on NASDAQ, the Company will be eligible to register the Warrant Shares for resale by the Purchaser using Form S-3 or other available registration form promulgated under the Securities Act.

4.15

Listing and Maintenance Requirements.  Except as described in Schedule 4.15, the Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.  The issuance of the Securities does not require stockholder approval, including without limitation under NASDAQ Marketplace Rule 4350(i), and the failure to obtain such stockholder approval will not materially impair the prospects of approval of any future listing application with NASDAQ.

4.16

Registration Rights.  Except as described in Schedule 4.16 or as specifically disclosed in the SEC Reports, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

4.17

Application of Takeover Protections.  Except as described in Schedule 4.17 or as specifically disclosed in the SEC Reports, there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

4.18

Disclosure.  Except as described in Schedule 4.18, the Company confirms that neither it nor any officers, directors or Affiliates, has provided any of the Purchaser or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement).  The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided by the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that the Purchaser is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

4.19

Acknowledgment Regarding Purchaser’s Purchase of Securities.  Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’ purchase of the Securities.  The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

4.20

Patents and Trademarks.  Except as described in Schedule 4.20 or as specifically disclosed in the SEC Reports, (a) the Company and its Subsidiaries owns or possesses sufficient rights to conduct its business in the ordinary course, including, without limitation, rights to use all material patents, patent rights, industry standards, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, “Intellectual Property Rights”) as owned or possessed by them or that are necessary for the conduct of its business as now conducted or as proposed to be conducted except where the failure to currently own or possess such rights would not have a Material Adverse Effect, (b) neither the Company nor any of its Subsidiaries is infringing any rights of a third party with respect to any Intellectual Property Rights that, individually or in the aggregate, would have a Material Adverse Effect, and, since January 1, 2008, neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, any asserted infringement by the Company or any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property Rights that, individually or in the aggregate, would have a Material Adverse Effect and (c) since January 1, 2008, neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property Rights of the Company or of any Subsidiary that, individually or in the aggregate, would have a Material Adverse Effect.  The Company has not used Publicly Available Software in whole or in part in the development of any part of its Intellectual Property Rights in a manner that would be reasonably likely to subject the Company or its Intellectual Property Rights in whole or in part, to all or part of the license obligations of any Publicly Available Software that, individually or in the aggregate, would have a Material Adverse Effect on the Company.  “Publicly Available Software” means each of (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux), or similar licensing and distribution models; and (ii) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making derivative works; or (C) be redistributable at no or minimal charge.  Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models similar to any of the following: (a) GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (b) the Artistic License (e.g. PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License (SCSL), the Sun Industry Source License (SISL), and the Apache Server License.

4.21

Insurance.  The Company and, to the Company’s knowledge, the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged.  The Company has had continuous insurance coverage during the 12 months preceding the date of this Agreement and has no reason to believe it will not be able to renew its current insurance coverage in the same amounts or obtain new insurance coverage in amounts not less than it currently has with carriers of equal or better ratings.

4.22

Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities, including any required permits, licenses and authorizations from the U.S. Food and Drug Administration, necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

4.23

Transactions With Affiliates and Employees.  Except as described on Schedule 4.23 or as specifically disclosed in the SEC Reports, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company’s knowledge, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

4.24

Internal Accounting Controls.  Except as specifically disclosed in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.25

Sarbanes-Oxley Act.  The Company is in compliance in all material respects with currently applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

4.26

Foreign Corrupt Practices.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.27

Indebtedness.  Except as disclosed in Schedule 4.27 or as specifically disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  Schedule 4.26 provides a detailed description of the material terms of any such outstanding Indebtedness.  For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the Company or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company or a government or any department or agency thereof.

4.28

Employee Relations.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company maintains good relations with its employees.  Except as described in Schedule 4.28 or as specifically disclosed in the SEC Reports, during the period covered by the SEC Reports, no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  To the knowledge of the Company or any such Subsidiary, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters.

4.29

Labor Matters.  The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.30

Environmental Laws.  The Company and its Subsidiaries (i) are in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in theforegoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of medical and biological waste or residue, chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

4.31

Subsidiary Rights.  Except as set forth in Schedule 4.31 or as specifically disclosed in the SEC Reports, the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

4.32

Tax Status.  Except as specifically disclosed in Schedule 4.32 in the Company’s financial statements, the Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

4.33

No Manipulation of Stock.  The Company has not taken and will not, in violation of applicable law, take any action designed to or that would be reasonably be expected to cause or result in manipulation in violation of applicable law or regulation of the price of the Common Stock to facilitate the sale or resale of the Warrant Shares.

4.34

Accountants.  To the Company’s knowledge, Barzily Co., the Company’s auditors, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

4.35

Contracts.  The contracts attached as exhibits to the SEC Reports that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

4.36

Off-Balance Sheet Arrangements.  There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

4.37

U.S. Real Property Holding Corporation.  The Company is not, nor has it ever been, as U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Purchaser’s request.

5.

Representations and Warranties of the Purchaser. The Purchaser hereby, represents and warrants to the Company as follows, as of the date hereof and as of the Closing:

5.1

Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The purchase by the Purchaser of the Notes and Warrants hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Purchaser.  This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

5.2

No Public Sale or Distribution.  The Purchaser is (i) acquiring the Notes and the Warrants, and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and the Purchaser does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

5.3

Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer.  Except as otherwise disclosed in writing to the Company on or prior to the date of this Agreement, the Purchaser is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer.

5.4

Experience of Such Purchaser.  The Purchaser, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

5.5

Access to Information.  The Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

5.6

No Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

5.7

No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, that do not otherwise affect the ability of the Purchaser to consummate the transactions contemplated hereby.

5.8

Prohibited Transactions.  The Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with the Purchaser will engage, directly or indirectly, in any transactions in the securities, including derivatives, of the Company (including, without limitation, any Short Sales (a “Transaction”) involving any of the Company’s securities prior to the time the transactions contemplated by this Agreement are publicly disclosed.  The Purchaser covenants further that neither it nor any Person acting on its behalf or pursuant to any understanding with the Purchaser will engage, directly or indirectly, in any Short Sales involving any of the Company's securities during the time that the Purchaser or its affiliates hold the Warrants.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

5.9

Restricted Securities.  The Purchaser understand that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5.10

Legends.  It is understood that certificates evidencing such Securities may bear the legend set forth in Section 11.1 of this Agreement.

5.11

No Legal, Tax or Investment Advice.  The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.  The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

6.

Covenants and Agreements.

6.1

Pre-Closing Covenants and Agreements.  The parties hereto covenant and agree to perform or take any and all such actions to effectuate the following from the date hereof until the earlier of the Closing Date or the termination of this Agreement:

(a)

Further Assurances.  The parties shall, prior to or at the Closing, as may be appropriate, execute such documents and other papers and take such other further actions as may be reasonably required to carry out the provisions hereof and effectuate the transactions contemplated hereby and by the Note and the Warrant Agreement.  Each party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to its obligation to effect the Closing, including promptly obtaining any consent required in connection herewith.

(b)

Additional Disclosure.  The Company shall promptly notify Purchaser of, and furnish Purchaser with, any information it may reasonably request with respect to the occurrence of any event or condition or the existence of any fact that would cause any of the conditions to Purchaser’s obligation to consummate the transactions contemplated by this Agreement not to be fulfilled.

6.2

Post-Closing Covenants and Agreements.  While the Note is outstanding, the Company will not, without the prior written consent of Purchaser:

(a)

from and after the Closing Date, have or incur, or permit any of its Subsidiaries to have or incur any Indebtedness, other than the indebtedness represented by the Note, in excess of (x) $100,000 in the aggregate with respect to Indebtedness which is recourse to the Company, OSR Holding or their respective assets, and (y) $200,000 in the aggregate with respect to other subsidiary indebtedness which is not recourse to the Company, OSR Holding or any of their respective assets; provided that the Company and OSR Holding may incur Indebtedness for money borrowed under an accounts receivable financing facility provided by a commercial lender (a “Credit Facility Lender”), and the Purchaser will release its lien and security interest with respect to all accounts receivable and terminate Section 14 of this Agreement to facilitate such accounts receivable financing, provided that at least $750,000 of the principal amount of the Note has been or is repaid no later than upon such release of collateral, and the proceeds of the credit facility are required to be applied and are in fact applied during the remaining term of the Note to reduce any remaining Note principal balance, whereupon the dollar limits on other indebtedness set forth above in clauses (x) and (y) shall be $200,000 and $400,000, respectively;

(b)

from and after the Closing Date, make, or permit any Subsidiary to make, any payments (whether on payment of pre-existing indebtedness or otherwise) or distributions to, or engage in any transactions with, officers, principal or former principal shareholders or other insiders of the Company or of any Subsidiary or with officers or other insiders of any Subsidiary (other than salary payments consistent with the past practices of the Company), regardless of whether any such payments, distributions or transactions are described in or contemplated by the SEC Reports or other Disclosure Materials;

(c)

from and after the Closing Date, pledge, or permit any Subsidiary to pledge, a material portion (in the aggregate) of the assets of the Company or any of the Subsidiaries as collateral to any other third party, other than pledging of accounts receivable of OSR Holding in favor of a Credit Facility Lender on the terms described in Section 6.2(b);

(d)

issue any equity, debt or other securities, or permit any Subsidiary to issue any equity, debt or other securities, unless 100% of the cash proceeds thereof, net of any related transaction costs, are applied to repayment of the Note; provided, however, that the Company may issue up to a cumulative total of $500,000 in equity securities after the Closing and retain all of the proceeds for working capital purposes;

(e)

take, or permit any Subsidiary to take, any corporate action that would materially impair the value of the collateral for the Note.

7.

Conditions Precedent to the Obligation of Purchaser to Close.

The obligation of the Purchaser to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by Purchaser in writing:

(a)

Representations and Warranties.  The representations and warranties of the Company contained in Section 4 shall be true on and as of the Closing.

(b)

Agreements and Conditions.  On or before the Closing Date, the Company shall have complied with and duly performed and satisfied in all material respects all agreements and conditions on its part to be complied with and performed by such date pursuant to this Agreement;

(c)

Liabilities.  Immediately prior to the acquisition of the assets and assumption of certain liabilities of OSR Solutions, Inc., the Company and OSR Holding shall have no more than $50,000 in current or long-term liabilities, exclusive of transaction-related liabilities related to the acquisition of OSR, and legal, accounting and financial advisory expenses incurred in the ordinary course, consistent with prior practice.

(d)

Equity Financing. The Company shall have received a long-term cash equity investment (“New Equity”) of not less than $440,000 since January 29, 2010, provided, that if the New Equity received since January 29, 2010 totals at least $200,000, but less than $440,000, this condition may nonetheless be satisfied if the seller in the OSR Acquisition reduces the closing cash payment and other immediate and short-term cash payments to be received by it by an amount at least equal to the difference between $440,000 and the New Equity actually received since January 29, 2010.

(e)
OSR Acquisition.

The OSR Acquisition shall have been consummated or, all conditions to the consummation of the OSR Acquisition shall have been satisfied or waived, other than payment by the Company of the cash portion of the purchase price for the OSR Acquisition, which cash payment shall be funded from the proceeds of the Note financing, and the Purchaser shall have been provided with independent confirmation thereof.

(f)

Consents.  The Company shall have obtained any consents necessary to effectuate this Agreement and to consummate the transactions contemplated hereby and delivered copies thereof to the Purchaser.

(g)

Note.  The Company shall have duly executed and delivered to Purchaser the Note being sold at the Closing.

(h)

Compliance Certificate.  The President of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 7(a) through Section 7(e) have been fulfilled.

(i)

Applicable Board and Shareholder Resolutions.  The Company shall deliver to the  Purchaser copies of (i) a unanimous written consent of the Board of the Directors of the Company authorizing the execution, delivery and performance of the applicable Transaction Documents by the Company, (ii) unanimous written consents or otherwise duly authorized action of each applicable Subsidiaries authorizing the execution, delivery and performance of the applicable Transaction Documents by such Subsidiaries, and (iii) to the extent required by law or agreement, written consents or otherwise duly authorized action of each individual shareholder of the Company or of any individual Subsidiary authorizing the execution, delivery and performance of the applicable Transaction Documents by the Company or any such Subsidiary.

(j)

Payment of Additional Interest. The Company shall pay to the Purchaser, in cash, additional interest equal to 4% of the Principal Amount of the Note issued at Closing, which amount ($57,600) may, at the option of the Purchaser, be paid by offset against the cash purchase price payable for the Note purchased at such Closing.

(k)

Investment Amount.  The Company shall offer to sell to the Purchaser the Note.

(l)

Opinion of Company Counsel.  The Purchaser shall have received from Jones & Haley, P.C., as US counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit F attached hereto.

(m)

Shareholder Pledge Agreement; Membership Interest Pledge Agreement; Shareholder Guarantee; Company Pledge and Security Agreement; Subsidiary Guarantee and Pledge and Security Agreement; Lockbox Account Agreement. Certain of the Company’s shareholders, the Company and its Subsidiary shall have executed and delivered to the Purchaser the agreements described in Sections 3.1, 3.2 and 3.3 hereof.

8.

Conditions Precedent to the Obligation of the Company to Close.

The obligation of the Company to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by the Company in writing:

(a)

Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 5 shall be true on and as of each Closing.

(b)

Agreements and Conditions.  On or before the Closing Date, the Purchaser shall have complied with and performed and satisfied in all material respects all agreements and conditions to be complied with and performed by such date pursuant to this Agreement.

(c)

Payment of Purchase Price.  The Purchaser shall have paid to the Company the Purchase Price for the Note, less any offsets for Additional Interest and Purchaser legal expenses permitted pursuant to this Agreement.

9.

Subordination to Certain Future Indebtedness.

The Note shall be senior to all other debt of the Company and of its Subsidiaries except that it shall be subordinate to indebtedness incurred under a third-party commercial lender-provided credit facility secured by accounts receivable of the Company and/or its Subsidiaries (the “Credit Facility”) if (a) a minimum of seven hundred fifty thousand dollars ($750,000.00) of the Note has been repaid and (b) all net proceeds of the Credit Facility are required to be applied under the terms of the Credit Facility and are in fact applied during the term of the Note to reduce the remaining principal amount of the Note.

10.

Use of Proceeds.  The Company shall use the proceeds from the Note for the OSR Acquisition, for working capital and general corporate purposes.

11.

Restrictions on Transferability.

11.1

Restrictive Legend.  Purchaser understands that, until such time as a registration statement pursuant to the Securities Act has been declared effective or the Warrant Shares may be sold pursuant to Rule 144(b) under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately resold, the certificate(s) representing the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the securities comprising the Warrant Shares):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BORROWER THAT THE TRANSFER IS EXEMPT FROM

REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

11.2

Restrictions on Transferability.  Purchaser hereby covenants with the Company not to effect any resale or other disposition of any of the Warrant Shares without complying with the provisions of this Agreement, and without effectively causing any prospectus delivery requirement under the Securities Act to be satisfied, and Purchaser acknowledges and agrees that such Warrant Shares are not transferable on the books of the Company unless (a) the Warrant Shares have been sold in accordance with an effective registration statement or valid exemptions from registration under the Securities Act and any applicable state securities or “blue sky” laws, (b) prior to such time that a registration statement shall have become effective under the Securities Act, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Warrant Shares under the Securities Act and (c) if applicable, the requirement of delivering a current prospectus has been satisfied.  Purchaser acknowledges that the Company is not obligated to file and may not file any such registration statement with the SEC.

12.

Rule 144 Reporting.

With a view to making available to Purchaser the benefits of certain rules and regulations of the SEC, which may permit the resale of the Warrant Shares to the public without registration, the Company agrees after the date hereof to:

(a)

make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act;

(b)

file with the SEC all reports and other documents required of the Company under the Securities Act and the Exchange Act (it being expressly acknowledged by the parties hereto that if any such report or document is not filed with the SEC within thirty (30) days of the date required under the rules and regulations of the SEC (after giving effect to any Rule 12b-25 extensions under the Exchange Act), such failure shall be deemed an Event of Default under the Note); and

(c)

so long as the Purchaser owns any Warrants or Warrant Shares, to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Purchaser may reasonably request in writing in complying with any rule or regulation of the SEC allowing the Purchaser to sell any such securities without registration.

13.

Indemnification.

13.1

Indemnification Procedures.

(a)

Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Purchaser, the officers,

directors, partners, members, agents and employees of each of the Purchaser, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees (collectively, “Losses”), as incurred, arising out of or relating to (i) any material misrepresentation or material breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (iii) any cause of action, suit or claim brought or made against such Indemnified Party (as defined in Section 13.1(c) hereof) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (y) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (z) the status of Indemnified Party as holder of the Securities.

(b)

Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party).  It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 13.1(b) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(c)

Contribution.  If a claim for indemnification under Section 13(a) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 13.1(b), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 13.1(c) was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 13.1(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 13.1(c), the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Purchaser from the sale of the Registrable Securities subject to the Proceeding exceed the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 13.1(c) are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

14.

Additional Covenants Regarding Pledged Accounts Receivable.

14.1

Until at least $750,000 in principal amount of the Note has been repaid (provided at the time of such repayment no Event of Default shall have then occurred and be continuing), the Company will not, without the prior written consent of Purchaser:

(a)

Receive and retain, or permit any Subsidiary to receive and retain any customer or client payment unless such payment is promptly (and in any event with one business day) deposited in the security account established for the benefit of and pledged to the Purchaser under the Lockbox Account Agreement (the “Security Account”); or

(b)

Release or request or authorize any release from the Security Account of any funds unless (i) no Event of Default exists and is continuing, and (ii) the sum of (x) the aggregate amount of pledged accounts receivable, after deduction of any pledged accounts receivable more than 90 days old), and  (y) the aggregate amount of cash in the Security Account after giving effect to the requested release of funds, exceeds the sum of  (i) $800,000 and (ii) the LALS AR Cash Security Amount.

The “LALS AR Cash Security Amount” shall initially be $100,000, but after all accounts receivable of the Company or OSR Holding due from affiliates of OSR Solutions, Inc. (“LALS) are reduced to less than $100,000 by cash payments (without regard to contra accounts payable due LALS or similar offsets), the LALS AR Cash Security Amount may be reduced dollar-for dollar to the extent accounts receivable of OSR Holding due from LALS are further reduced by cash payments (without regard to contra accounts payable due LALS or similar offsets).

15.

Miscellaneous.

15.1

Termination.  This Agreement may be terminated by the Company or the Purchaser, by written notice to the other parties, if the Closing has not been consummated by 11:00 a.m. on March 8, 2010; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

15.2

Fees and Expenses.

(a)

Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(b)

The Company agrees to reimburse the Purchaser at the Closing up to an aggregate amount of $25,000 for legal fees, due diligence expenses and reasonable expenses incurred for services relating to the transactions contemplated herein, which amount (net of any amounts previously advanced by the Company) may, at the option of the Purchaser, be paid by offset against the cash purchase price payable for the Note purchased at such Closing.

(c)

Notwithstanding the foregoing, if the Closing does not occur because the Company fails to satisfy all of the conditions to Purchaser’s obligation to consummate the Closing set forth in Section 7, the Company agrees to reimburse the Purchaser up to an aggregate amount of $39,400 for legal fees, due diligence expenses and reasonable expenses incurred for services relating to the transactions contemplated herein (net of any amounts previously advanced by the Company).

15.3

Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchaser such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

15.4

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section 15.4 prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section 15.4 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

15.5

Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

15.6

Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

15.7

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.  The Purchaser may assign its rights under this Agreement to any Person to whom the

Purchaser assigns or transfers or will assign or transfer (including by way of distribution to its members, partners or stockholders) any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) at least five days prior to such assignment, the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchaser” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

15.8

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto, and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third-party beneficiary of Section 13.1 and (in each case) may enforce the provisions of such section directly against the parties with obligations thereunder.

15.9

Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE COMPANY AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

15.10

Survival.  The representations and warranties, agreements and covenants contained herein shall survive the Closing.

15.11

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

15.12

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

15.13

Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option owed to such Purchaser by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

15.14

Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

15.15

Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to seek specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

15.16

Payment Set Aside.  To the extent that the Company makes a payment or payments to the Purchaser hereunder or the Purchaser enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

15.17

Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Note and Warrant Purchase Agreement on the date first above written.

THE COMPANY:

LAXAI PHARMA, LTD. (formerly NEXGEN BIOFUELS LTD.

By: /s/ J. Ram Ajjarapu

Name: J. Ram Ajjarapu

Title:  Chairman and CEO

Address:

8909 Regents Park Drive

Suite 210

Tampa, FL 33547

Facsimile: (212) 202-3628

THE PURCHASER:

UTA CAPITAL LLC

By YZT Management LLC, its Managing Member

By: /s/ Udi Toledano

Name:

Udi Toledano

Title:

Managing Member

Address:

100 Executive Drive

Suite 330

West Orange, NJ 07052

Facsimile:973-736-0201

Exhibit 10(b)

SCHEDULE 1

Purchaser	Purchase Price of Note	Warrant
UTA CAPITAL LLC	$1,200,000	Warrant, exercisable at $0.05 per share, to purchase 5,800,000 shares
Total	$1,200,000